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[NEBRASKA BOOK COMPANY LOGO]                                    [CBA / FBS LOGO]


                 NEBRASKA BOOK COMPANY COMPLETES ACQUISITION OF
                          COLLEGE BOOKSTORES OF AMERICA


Lincoln, NE, May 01, 2006 -- Nebraska Book Company announced today completion of the transaction to acquire College Bookstores of America. Nebraska Book Company now operates more than 240 bookstores throughout the United States.

"We are delighted to complete the acquisition of College Bookstores of America. The combination of our two companies will bring significant offerings to the industry and provide innovative outsourcing choices for higher-education administrators," said Nebraska Book Company, President and Chief Executive Officer, Mark Oppegard. "We appreciate the hard work and dedication of everyone involved in the acquisition and look forward to bringing together two companies which leverage a customer-centric approach, a talented base of employees, and innovative marketing and retailing strategies to produce results."

In connection with the acquisition, the Company also completed a fourth amendment to its Amended and Restated Credit Agreement providing for, among other things, $24 million of incremental term loan borrowings and an increase in its revolving line of credit from $50 million to $65 million.

ABOUT NEBRASKA BOOK COMPANY

Nebraska Book Company began in 1915 with a single bookstore near the University of Nebraska campus but now serves more than 1.5 million students through its network of over 240 stores located across the country. Our Textbook Division serves more than 2,500 bookstores through the sale of over seven million textbooks, and our Complementary Services Division has installed more than 1,600 technology platforms and e-commerce sites. Additional information about Nebraska Book Company can be found at the company's website: nebook.com.

ABOUT COLLEGE BOOK STORES OF AMERICA

College Book Stores of America began in 1984, when a group of experienced and enterprising contract management industry professionals saw an opportunity to enhance the service provided to small and medium-sized institutions by building a solution that allowed for local autonomy versus centralized management. Today, College Book Stores of America continues to specialize in meeting the contract management needs of the small to mid-sized campus. The company's Founders Bookstore Services division is the only bookstore contract management company specializing in Christian University/College retail. Additional information about College Book Stores of America can be found at the company's website: collegebookstores.com.


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SAFE HARBOR STATEMENT

This press release may contain or incorporate by reference certain statements that are not historical facts, including statements preceded by, followed by or that include the words "may," "believes," "will", "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address events, transactions or developments that are expected or anticipated to occur in the future are forward-looking statements within the meaning of the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors that may cause the actual performance or achievements of Nebraska Book Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, Nebraska Book Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Nebraska Book Company will not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

MEDIA CONTACT:
Sue Riedman
Vice President, Corporate Communications
Nebraska Book Company
402-421-0450
sriedman@nebook.com


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